Exhibit 99.1

DeVry Education Group Announces Third-Quarter 2016 Results

Achieves year-over-year net income growth driven by growth in healthcare

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--May 5, 2016--DeVry Education Group (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2016 third quarter ended March 31, 2016. DeVry Group also reported enrollment results at DeVry University/Keller Graduate School of Management, Chamberlain College of Nursing, Carrington College, and DeVry Brasil.

“Third quarter results were stronger than we expected, with academic performance and financial results coming in ahead of our plan,” said Daniel Hamburger, president and CEO of DeVry Education Group. “Our strategy of quality plus diversification plus long-term focus is driving favorable results at most of our institutions and we are continuing to maintain positive economics at DeVry University.”

Academic and operational accomplishments:

  During the quarter, the American Veterinary Medical Association reaffirmed the accreditation of Ross University School of Veterinary Medicine through 2018
  In 2016, Ross University School of Medicine and American University of the Caribbean School of Medicine current and prior graduates earned more than 1,050 residency positions at hospitals in the United States and Canada
  Chamberlain College of Nursing received approval for its first campus in California and began teaching students in May
  DeVry University increased its cost savings target to $170 million from $150 million
  DeVry University began offering new certificates in web design and web programming and a new specialization in software programming

Selected financial data for the three months ended March 31, 2016:

  Total revenue decreased 3.2 percent to $474.2 million
  Operating income excluding special items grew 6.2 percent
  Medical and Healthcare revenue grew 9.5 percent
  International and Professional Education revenue grew 17.4 percent; on a constant currency basis, revenue increased 31.7 percent
  Business, Technology and Management revenue decreased 23.3 percent
  Reported net income was $51.9 million, compared to net income of $47.1 million last year; net income excluding special items was $45.6 million, compared to $45.4 million last year
  Reported diluted earnings per share was $0.81, compared to diluted earnings per share of $0.72 last year; earnings per share excluding special items was $0.71, compared to $0.70 last year
  Operating cash flow was $219.7 million compared to $209.4 million last year
  Cash and cash equivalents were $330.2 million as of March 31, 2016 compared to $402.1 million as of March 31, 2015
  DeVry Group repurchased approximately 400,800 shares of common stock, up 21 percent compared to the prior quarter
  DeVry University completed the sale of its Fremont, California campus for $24.8 million

The fiscal 2016 third quarter results contained an after-tax benefit of $4.0 million related to tax benefits on restructuring charges. In addition, fiscal 2016 third quarter results contained an after-tax gain of $2.3 million related to the sale of DeVry University’s Fremont campus. (See “Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule”).

Operating Highlights

Medical and Healthcare Segment

For the third quarter, segment revenue of $246.8 million grew 9.5 percent compared to the prior year, driven by solid growth at Chamberlain. Operating income, excluding special items, for the segment was $52.8 million, representing an increase of 15.2 percent from the prior year.

DeVry Medical International

Revenue for the third quarter at DeVry Medical International grew 3.7 percent to $88.3 million. In 2016, Ross University School of Medicine and American University of the Caribbean School of Medicine current and prior graduates earned more than 1,050 residency positions at hospitals in the United States and Canada. These graduates will continue their training in 47 U.S. states and three Canadian provinces, including such prestigious institutions as Cedars Sinai Medical Center, Stanford University Medical Center and University of Chicago Medical Center.

During the quarter, the American Veterinary Medical Association reaffirmed Ross University School of Medicine’s accreditation through 2018.

Chamberlain College of Nursing

For the third quarter, Chamberlain revenue increased 20.7 percent to $122.0 million. For the March 2016 session, new students increased 12.1 percent to 2,429 students versus 2,166 in the prior year. Total students increased 19.8 percent to 27,694 versus 23,108 in the prior year.

Chamberlain began classes at its new Sacramento, California, campus in May 2016.

Carrington College

Revenue at Carrington College decreased 6.7 percent in the third quarter to $36.6 million. For the three-month period ending March 31, 2016, new students decreased 5.9 percent and total students decreased 6.0 percent compared to the prior year.

International and Professional Education Segment

Third quarter revenue increased 17.4 percent to $71.7 million compared to the prior year, primarily driven by the acquisition of Ibmec Group. The decline in the Brazilian Real as compared to the U.S. Dollar reduced reported revenues by approximately $9 million. On a constant currency basis, revenue in the segment grew 31.7 percent. Segment operating income excluding special items in the third quarter was $4.6 million, essentially equal to the prior year.

Becker Professional Education

Third quarter revenue was roughly flat at $23.7 million compared to the prior year. During the quarter, Becker began developing licensing agreements in India and the United Arab Emirates to launch healthcare courses.

DeVry Brasil

Revenue in the quarter grew 28.2 percent to $48.1 million. Without the negative currency effect, revenue would have increased 51.4 percent. DeVry Brasil’s new student enrollment in the March term increased 26.4 percent to 24,768 students compared to 19,589 in the prior year. Total student enrollment increased 35.0 percent to 79,280 students compared to 58,724 last year.

Business, Technology, and Management Segment

DeVry University

In the third quarter, segment revenue decreased 23.3 percent to $156.4 million. The segment recorded operating income of $6.4 million for the quarter compared to $5.6 million in the prior year, excluding special items. DeVry University recovered more than its year-over-year revenue decline through continued cost control reduction initiatives. DeVry University is on track to maintain positive segment economics in fiscal 2016.

For the March 2016 session, new undergraduate students declined 28.5 percent to 2,970 students. Total undergraduate students declined 22.4 percent to 28,069 students. On a same-campus basis (excluding the locations moving to an online-only delivery), new undergraduate student enrollments declined 22.9 percent and total students declined 16.8 percent.

The number of graduate coursetakers in the March 2016 session was 11,699, a decline of 20.1 percent compared to the prior year.

Building on its programmatic focus strategy, DeVry University recently began offering new certificates in web design and web programming as well as a new specialization in software programming.

Balance Sheet/Cash Flow

DeVry Group generated $219.7 million of operating cash flow during the first nine months of fiscal 2016. As of March 31, 2016, cash and cash equivalents totaled $330.2 million.

During the quarter, DeVry Group repurchased 400,800 shares at an average price of $19.63.

Outlook

DeVry Group provided the following outlook for the fourth quarter of fiscal 2016:

  Fourth quarter revenue is expected to decrease 2 to 3 percent versus the prior year quarter, reflecting the declining revenue at DeVry University and Carrington College, which will offset revenue growth at DeVry Group’s other institutions
  Fourth quarter operating costs before special items are expected to decline 3 to 4 percent versus the prior year quarter
  The effective income tax rate in the fourth quarter is expected to be approximately 23 percent, before special items

Conference Call and Webcast Information

DeVry Group will hold a conference call to discuss its fiscal 2016 third-quarter financial results on May 5, 2016 at 4 p.m. CDT (5 p.m. EDT). The conference call will be led by Daniel Hamburger, president and CEO, Tim Wiggins, chief financial officer and Patrick Unzicker, chief accounting officer and treasurer.

For those wishing to participate by telephone, dial 877-506-6380 (domestic) or 412-902-6690 (international). Please say “DeVry Group Call.” DeVry Group will also broadcast the conference call via webcast. Interested parties may access the webcast through the Investor Relations section of DeVry Group's website, or http://services.choruscall.com/links/dv160505.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until May 20, 2016. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10084084. To access the webcast replay, please visit DeVry Group's website, or http://services.choruscall.com/links/dv160505.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting, finance and law. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2015 and filed with the Securities and Exchange Commission (SEC) on August 27, 2015 and its most recent Form 10-Q for the quarter ending December 31, 2015 and filed with the SEC on February 8, 2016.

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the third quarter and first nine months of fiscal years 2016 and 2015, DeVry Group recorded restructuring charges related to workforce reductions and real estate consolidations at DeVry University, real estate consolidations at Carrington College (“Carrington”) and write-down of assets at Becker Professional Education in order to align its cost structure with enrollments. Also, DeVry Group recorded a gain on the sale of the DeVry University, Fremont, Calif., campus and student housing facilities. In addition, in the first nine months of fiscal year 2016, DeVry Group recorded an asset impairment charge related to the write-down of Carrington's intangible assets and goodwill. The following table illustrates the effects of the restructuring expense, gain on sale of assets and asset impairment charge on DeVry Group’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring expense, gain on sale of assets and asset impairment charge. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

Non-GAAP Earnings Disclosure
PRELIMINARY

	For The Three Months		For The Nine Months
	Ended March 31,		Ended March 31,

	2016	2015	2016	2015
Net Income	$51,925	$47,120	$6,803	$109,973
Earnings per Share (Diluted)	$0.81	$0.72	$0.11	$1.68

Discontinued Operations (net of tax)	$-	$(5,576)	$-	$(5,576)
Effect on Earnings per Share (Diluted)	$-	$(0.08)	$-	$(0.08)

Restructuring (Benefit) Expense (net of tax)	$(3,987)	$3,879	$23,561	$20,868
Effect on Earnings per Share (Diluted)	$(0.06)	$0.06	$0.37	$0.32

Asset Impairment Charge (net of tax)	$-	$-	$86,028	$-
Effect on Earnings per Share (Diluted)	$-	$-	$1.33	$-

Gain on Sale of Assets (net of tax)	$(2,345)	$-	$(2,345)	$-
Effect on Earnings per Share (Diluted)	$(0.04)	$-	$(0.04)	$-

Net Income from Continuing Operations
Excluding the Restructuring (Benefit) Expense,
Asset Impairment Charge and Gain on Sale
of Assets (Diluted)	$45,593	$45,423	$114,047	$125,265

Earnings per Share from Continuing Operations
Excluding the Restructuring (Benefit) Expense,
Asset Impairment Charge and Gain on Sale
of Assets (Diluted)	$0.71	$0.70	$1.77	$1.92

Shares used in Diluted EPS Calculation	64,353	65,265	64,477	65,402

Enrollment Results
	FY 2016	FY 2015	% Change
DeVry Education Group Student Enrollments
New students(1)	33,202	29,575	+12.3%
Total students(1)	158,300	143,935	+10.0%

Chamberlain College of Nursing
March Session
New students (2)	2,429	2,166	+12.1%
Total students	27,694	23,108	+19.8%

Carrington College
3 months ending March 31, 2016
New students	2,058	2,187	-5.9%
Total students	7,181	7,639	-6.0%

DeVry University
Undergraduate – March Session
New students	2,970	4,156	-28.5%
Total students	28,069	36,188	-22.4%
Graduate – March Session
Coursetakers(3)	11,699	14,651	-20.1%

DeVry Brasil(4)
March Semester
New students	24,768	19,589	+26.4%
Total students	79,280	58,724	+35.0%
1)	Includes the most recently reported enrollments at DeVry Group’s postsecondary institutions
2)	Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May.
3)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers
4)	Excludes Damásio test prep students. Excluding the acquisition of Ibmec, new student enrollments increased 4.2% and total student enrollment increased 7.2%.
Chart 1: DeVry Education Group Calendar 2016 Events & Announcements
Aug. 23, 2016	Fiscal 2016 Fourth Quarter and Year-end Results Call
Nov. 1, 2016	Fiscal 2017 First Quarter Results Call
Nov. 10, 2016	Annual Shareholders’ Meeting

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2016	2015	2015
	(in thousands, except share and par value amounts)
ASSETS
Current Assets
Cash and Cash Equivalents	$330,214	$353,022	$402,115
Marketable Securities and Investments	3,528	3,579	3,577
Restricted Cash	10,995	10,743	9,658
Accounts Receivable, Net	170,035	139,163	149,586
Deferred Income Taxes, Net	43,080	41,458	45,163
Prepaid Expenses and Other	36,754	53,092	57,822
Total Current Assets	594,606	601,057	667,921
Land, Building and Equipment
Land	50,001	59,691	63,282
Building	478,253	485,288	470,706
Equipment	512,825	521,361	500,902
Construction in Progress	20,241	26,664	32,292
	1,061,320	1,093,004	1,067,182
Accumulated Depreciation	(548,980)	(547,130)	(522,559)
Land, Building and Equipment, Net	512,340	545,874	544,623
Other Assets
Intangible Assets, Net	371,046	323,731	325,000
Goodwill	565,012	552,329	561,406
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	59,443	37,752	36,277
Total Other Assets	1,008,951	927,262	936,133
TOTAL ASSETS	$2,115,897	$2,074,193	$2,148,677

LIABILITIES
Current Liabilities
Accounts Payable	$54,222	$63,083	$58,531
Accrued Salaries, Wages and Benefits	88,472	83,491	90,503
Accrued Expenses	88,754	85,103	74,073
Deferred Revenue	170,106	90,232	176,451
Total Current Liabilities	401,554	321,909	399,558
Other Liabilities
Deferred Income Taxes, Net	46,530	56,092	71,153
Deferred Rent and Other	108,349	101,762	103,920
Total Other Liabilities	154,879	157,854	175,073

TOTAL LIABILITIES	556,433	479,763	574,631

NONCONTROLLING INTEREST	3,529	9,620	9,100
SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
62,909,000, 63,623,000 and 63,701,000 Shares Outstanding
at March 31, 2016, June 30, 2015 and March 31, 2015,
respectively	764	760	769
Additional Paid-in Capital	364,006	350,256	343,339
Retained Earnings	1,794,012	1,796,361	1,778,239
Accumulated Other Comprehensive Loss	(91,348)	(77,114)	(78,876)
Treasury Stock, at Cost, 13,521,000, 12,414,000 and 12,208,000
Shares at March 31, 2016, June 30, 2015 and March 31, 2015,
respectively	(511,499)	(485,453)	(478,525)
TOTAL SHAREHOLDERS' EQUITY	1,555,935	1,584,810	1,564,946
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,115,897	$2,074,193	$2,148,677

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
PRELIMINARY

	For The Three Months		For The Nine Months
	Ended March 31,		Ended March 31,
	2016	2015	2016	2015
	(in thousands, except per share amounts)
REVENUE:
Tuition	$425,966	$444,715	$1,243,624	$1,320,197
Other Educational	48,255	45,115	128,212	116,557

Total Revenue	474,221	489,830	1,371,836	1,436,754
OPERATING COST AND EXPENSE:
Cost of Educational Services	252,867	253,186	738,965	750,326
Student Services and Administrative Expense	161,483	180,212	484,662	532,878
Restructuring Expense	2,873	6,982	39,870	30,487
Asset Impairment Charge	-	-	99,473	-
Gain on Sale of Assets	(3,849)	-	(3,849)	-

Total Operating Cost and Expense	413,374	440,380	1,359,121	1,313,691

Operating Income	60,847	49,450	12,715	123,063
INTEREST:
Interest Income	27	1,318	394	2,015
Interest Expense	(1,408)	(2,813)	(5,581)	(3,558)

Net Interest Expense	(1,381)	(1,495)	(5,187)	(1,543)

Income from Continuing Operations Before Income Taxes	59,466	47,955	7,528	121,520
Income Tax Provision	(7,536)	(6,327)	(683)	(16,653)

Income from Continuing Operations	51,930	41,628	6,845	104,867
DISCONTINUED OPERATIONS:
Income from Operations of Divested Component	-	1,011	-	1,011
Income Tax Benefit	-	4,565	-	4,565
Income on Discontinued Operations	-	5,576	-	5,576

NET INCOME	51,930	47,204	6,845	110,443
Net Income Attributable to Noncontrolling Interest	(5)	(84)	(42)	(470)

NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$51,925	$47,120	$6,803	$109,973

AMOUNTS ATTRIBUTABLE TO DEVRY EDUCATION GROUP:
Income from Continuing Operations, Net of Income Taxes	51,925	41,544	6,803	104,397
Income from Discontinued Operations, Net of Income Taxes	-	5,576	-	5,576
NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$51,925	$47,120	$6,803	$109,973

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP SHAREHOLDERS:
Basic:
Continuing Operations	$0.81	$0.65	$0.11	$1.62
Discontinued Operations	$-	$0.08	$-	$0.08
	$0.81	$0.73	$0.11	$1.70
Diluted:
Continuing Operations	$0.81	$0.64	$0.11	$1.60
Discontinued Operations	$-	$0.08	$-	$0.08
	$0.81	$0.72	$0.11	$1.68

Cash Dividend Declared per Common Share	$-	$-	$0.18	$0.18

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY
	For The Nine Months
	Ended March 31,
	2016	2015
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$6,845	$110,443
Income from Discontinued Operations	-	(5,576)
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	13,989	13,435
Depreciation	59,349	62,126
Amortization	4,490	3,818
Impairment of Goodwill and Intangible Assets	99,473	-
Provision for Refunds and Uncollectible Accounts	61,710	68,479
Deferred Income Taxes	(13,793)	3,476
Loss on Disposals, Accelerated Depreciation and Adjustments
to Land, Building and Equipment	12,810	6,312
Realized Gain on Sale of Assets	(3,849)	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(252)	(1,311)
Accounts Receivable	(83,744)	(85,994)
Prepaid Expenses And Other	(1,590)	(20,725)
Accounts Payable	(12,131)	6,278
Accrued Salaries, Wages, Benefits and Expenses	(2,461)	(28,178)
Deferred Revenue	78,843	76,944

Net Cash Provided by Operating Activities-Continuing Operations	219,689	209,527
Net Cash Provided by Operating Activities-Discontinued Operations	-	(160)
NET CASH PROVIDED BY OPERATING ACTIVITIES	219,689	209,367

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(51,004)	(64,301)
Payment for Purchase of Businesses, Net of Cash Acquired	(170,577)	(73,117)
Marketable Securities Purchased	(94)	(147)
Cash Received on Sale of Assets	24,788	6,100
Purchase of Noncontrolling Interest of Subsidiary	(3,114)	-

NET CASH USED IN INVESTING ACTIVITIES	(200,001)	(131,465)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	271	6,014
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	875	866
Repurchase of Common Stock for Treasury	(24,378)	(18,672)
Cash Dividends Paid	(11,563)	(11,639)
Payments of Seller Financed Obligations	(5,890)	(5,978)
Payment of Debt Refinancing Fees	-	(3,472)

NET CASH USED IN FINANCING ACTIVITIES	(40,685)	(32,881)

Effects of Exchange Rate Differences	(1,811)	(1,094)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(22,808)	43,927

Cash and Cash Equivalents at Beginning of Period	353,022	358,188
Cash and Cash Equivalents at End of Period	$330,214	$402,115

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(in thousands)
(Unaudited)
PRELIMINARY

	For The Three Months			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
REVENUE:
Medical and Healthcare	$246,806	$225,427	9.5%	$705,164	$645,424	9.3%
International and Professional Education	71,745	61,112	17.4%	192,821	175,539	9.8%
Business, Technology and Management	156,417	203,832	-23.3%	476,095	617,810	-22.9%
Intersegment Elimination and Other	(747)	(541)	NM	(2,244)	(2,019)	NM
Total Consolidated Revenue	474,221	489,830	-3.2%	1,371,836	1,436,754	-4.5%
OPERATING INCOME (LOSS):
Medical and Healthcare	52,454	43,302	21.1%	29,766	117,807	-74.7%
International and Professional Education	4,348	4,629	-6.1%	14,232	19,859	-28.3%
Business, Technology and Management	8,037	1,146	601.3%	(21,574)	(9,155)	NM
Reconciling Items:
Home Office and Other	(3,992)	373	NM	(9,709)	(5,448)	NM
Total Consolidated Operating Income	60,847	49,450	23.0%	12,715	123,063	-89.7%
INTEREST:
Interest Income	27	1,318	-98.0%	394	2,015	-80.4%
Interest Expense	(1,408)	(2,813)	-49.9%	(5,581)	(3,558)	56.9%
Net Interest Expense	(1,381)	(1,495)	-7.6%	(5,187)	(1,543)	236.2%
Total Consolidated Income before Income Taxes
and Noncontrolling Interest	$59,466	$47,955	24.0%	$7,528	$121,520	-93.8%
During the third quarter and first nine months of fiscal year 2016, DeVry Group recorded restructuring charges related to workforce reductions at DeVry University which is part of the Business, Technology and Management segment and real estate consolidations at DeVry University and Carrington College ("Carrington") which is part of the Medical and Healthcare segment and write-down of assets at Becker Professional Education which is part of the International and Professional Education segment in order to align its cost structure with enrollments. Also, DeVry Group recorded a gain on the sale of the DeVry University, Fremont, CA campus and student housing facilities. In addition, in first nine months of fiscal year 2016, DeVry Group recorded an asset impairment charge related to the write-down of Carrington's intangible assets and goodwill. During the third quarter and first nine months of fiscal year 2015, DeVry Group recorded restructuring charges related to workforce reductions and real estate consolidations at DeVry University and real estate consolidations at Chamberlain College of Nursing and Carrington which are part of the Medical and Healthcare segment in order to align its cost structure with enrollments. The following table illustrates the effects of restructuring expense, asset impairment charge and gain on sale of assets on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring expense, asset impairment charge and gain on sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands):
	For The Three Months			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)

Medical and Healthcare Operating Income	$52,454	$43,302	21.1%	$29,766	$117,807	-74.7%
Restructuring Charge	365	2,531	-85.6%	436	4,448	-90.2%
Asset Impairment Charge	-	-	-	99,473	-	NM
Medical and Healthcare Operating Income
Excluding Restructuring Charge and Asset Impairment Charge	$52,819	$45,833	15.2%	$129,675	$122,255	6.1%

International and Professional Education Operating Income	$4,348	$4,629	-6.1%	$14,232	$19,859	-28.3%
Restructuring Charge	300	-	NM	300	-	NM
International and Professional Education Operating Income
Excluding Restructuring Charge	$4,648	$4,629	0.4%	$14,532	$19,859	-26.8%

Business, Technology and Management Operating Income	$8,037	$1,146	601.3%	$(21,574)	$(9,155)	NM
Restructuring Charge	2,205	4,456	-50.5%	39,156	25,974	50.8%
Gain on Sale of Assets	(3,849)	-	NM	(3,849)	-	NM
Business, Technology and Management Operating Income
Excluding Restructuring Charge and Gain on Sale of Assets	$6,393	$5,602	14.1%	$13,733	$16,819	-18.3%

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
jwalter@devrygroup.com
630-353-3800
or
Media Contact:
Ernie Gibble
egibble@devrygroup.com
630-353-9920